SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

STANCORP FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2003

Dear Fellow Shareholder:

On behalf of the Board of Directors of StanCorp Financial Group, Inc., it is my pleasure to invite you to attend the 2003 Annual Meeting of Shareholders on May 5, 2003. The meeting will take place at 11:00 a.m. Pacific Time in Brunish Hall of the Portland Center for the Performing Arts, located at Southwest Broadway and Main in Portland, Oregon.

You can participate in the Annual Meeting in one of four ways:

•	Attend the meeting and vote in person.

•	Complete the enclosed proxy card and return it by mail as promptly as possible.

•	Complete your proxy by telephone.

•	Complete your proxy over the Internet.

All voting instructions are outlined on the proxy card in this packet. Please submit your proxy as soon as possible.

We have included with this mailing the 2002 Annual Report to Shareholders, which includes our Form 10-K and audited financial statements for the fiscal year ended on December 31, 2002. Please read the Annual Report and proxy statement carefully, as they contain information about the Company you may find important, including the items of business that will be discussed and voted on at the Annual Meeting.

I hope to see you at the Annual Meeting. If you are unable to attend, please complete your proxy and return it by mail, telephone or over the Internet as soon as possible.

Sincerely,

ERIC E. PARSONS

President and Chief Executive Officer

i

STANCORP FINANCIAL GROUP, INC.

1100 SW Sixth Avenue

Portland, Oregon 97204

Notice of Annual Meeting of Shareholders

Notice is hereby given that the Annual Meeting of Shareholders of StanCorp Financial Group, Inc., an Oregon corporation, will be held May 5, 2003, at 11:00 a.m. Pacific Time in Brunish Hall of the Portland Center for the Performing Arts, 1111 SW Broadway, Portland, Oregon, for the following purposes:

1.	to elect four directors to serve for three-year terms expiring in 2006, one director to serve for a two-year term expiring in 2005, and one director to serve for a one-year term expiring in 2004;

2.	to ratify the appointment of Deloitte & Touche LLP (Deloitte & Touche) as StanCorp’s independent auditors for the year 2003; and

3.	to transact any other business that may properly come before the shareholders at the Annual Meeting.

The close of business on February 26, 2003 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

Shareholders may vote in person, by written proxy, by telephone or over the Internet. Instructions for voting by telephone and over the Internet are printed on the proxy card. If you attend the meeting and intend to vote in person, please notify our personnel of your intent as you sign in for the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Michael T. Winslow

Vice President, General Counsel

and Corporate Secretary

March 28, 2003

STANCORP FINANCIAL GROUP, INC.

1100 SW Sixth Avenue

Portland, Oregon 97204

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement concerns the Annual Meeting of Shareholders of StanCorp Financial Group, Inc. (“StanCorp,” “the Company,” “we,” “us,” “our”) to be held on May 5, 2003 (“Annual Meeting”). The Annual Meeting will be held at 11:00 a.m. Pacific Time in Brunish Hall of the Portland Center for the Performing Arts, 1111 SW Broadway, Portland, Oregon. Our shares of common stock trade on the New York Stock Exchange under the ticker symbol “SFG.” We have only one outstanding class of common stock that is eligible to vote. As of February 26, 2003, we had 29,065,884 outstanding shares of common stock (“Common Stock”).

On behalf of the Board of Directors (the “Board”), the Company is soliciting your proxy for use at the Annual Meeting and at any adjournment of the meeting. You will be asked to vote upon two items: Item 1. Election of Directors, and Item 2. Ratification of Deloitte & Touche as our independent auditors. Your proxy will also permit a vote on any other matter that may legally come before the Annual Meeting. We are currently not aware of any other item that will require a shareholder vote.

Included with this mailing is a copy of our 2002 Annual Report to Shareholders, which includes our Annual Report on Form 10-K. The Annual Report includes audited financial statements. Distribution of this proxy statement, the accompanying proxy form and voting instructions will occur on or about March 28, 2003 to holders of our Common Stock on the record date for the Annual Meeting.

Voting Rights

Each share of our Common Stock is entitled to one vote on each proposal and with respect to each director position to be filled. There is no cumulative voting. To be eligible to vote on matters coming before the Annual Meeting, you must own our Common Stock on the record date. The Board has set the record date as close of our business day on February 26, 2003 (“Record Date”). If you own shares as of the Record Date, you may vote either in person at the Annual Meeting or by proxy. You may vote by proxy by completing a proxy card and mailing it in the postage paid envelope, by using a toll-free telephone number, or by voting over the Internet. Please refer to your proxy card or the information forwarded to you by your bank, broker or other holder of record to see which options are available to you. Your ability to vote by telephone or by the Internet will close at 8:00 p.m. Pacific Time on May 2, 2003. If you choose to vote by mail, we must receive your proxy card prior to the Annual Meeting.

Voting by Proxy

Included in this packet is a proxy form. The Company is soliciting this proxy from you on behalf of its Board. The proxyholder(s), the person(s) designated in the proxy to cast your vote, also known as “proxies,” will vote your shares according to your instructions. If you return your proxy signed, but without directions, the proxyholders will vote your shares in accordance with the recommendations of our Board with regard to Items 1 and 2. If other matters come before the Annual Meeting that require a shareholder vote, the proxyholder will vote your shares in accordance with the recommendation of our management.

You have the right to revoke your proxy at any time up to the time your shares are voted. You have three ways to revoke your proxy. First, you may do so in writing. Please send your revocation to our Corporate Secretary, P. O. Box 711, Portland, OR 97207. Your written revocation must be received by May 2, 2003. Second, you can cast another valid proxy in writing, by telephone or over the Internet. Your vote will be cast in accordance with the latest valid proxy we have received from you. Third, you can revoke your proxy by voting in person at the Annual Meeting. If you choose to vote in person, please let our personnel know that you are revoking a previously given proxy and are now voting in person.

Votes Required

Pursuant to Oregon law, our Articles of Incorporation and our Bylaws, the election of nominees to our Board at the Annual Meeting requires a quorum. After achieving a quorum, the nominees receiving the highest number of votes cast in each class will be elected. For a proposal to pass at the Annual Meeting, the meeting must have a quorum and the proposal must receive more votes in its favor than were cast against it. Broker non-votes and abstentions will be treated as if the shares were present at the Annual Meeting, but not voting.

Cost of Proxy Solicitation

We pay the cost of soliciting proxies. Our directors, officers or employees may solicit proxies on our behalf in person or by telephone, facsimile or other electronic means. We have also engaged the firm of Georgeson Shareholder to assist us in the distribution and solicitation of proxies. We have agreed to pay Georgeson Shareholder a fee of $4,500 plus expenses for their services.

In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of StanCorp Common Stock.

ELECTION OF DIRECTORS

Under Oregon law and pursuant to our Articles of Incorporation and Bylaws, StanCorp’s business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our President and Chief Executive Officer and other officers, by reviewing materials provided to them, through reliance on qualified experts in professional disciplines, and by participating in meetings of the Board and its committees.

At the end of 2002, we had 14 directors. Our Board is divided into three classes of a nearly equal number of directors. Each class serves a three-year term in office. At this Annual Meeting, you will be requested to elect four Class I directors, one Class II director and one Class III director. Class I currently consists of five directors, all of whom have agreed to stand for re-election. Eric E. Parsons, President and Chief Executive Officer (“CEO”) of StanCorp and its principal subsidiary, Standard Insurance Company, was appointed by the Board as a director effective August 5, 2002 and will now stand for election to Class I. Douglas T. Maines, Executive Vice President of StanCorp and President of Standard Insurance Company’s Employee Benefits – Insurance Division, was appointed by the Board as a director effective August 5, 2002 and will now stand for election as a Class III director.

Barry J. Galt, currently a Class I director, will stand for election as a Class II director at this Annual Meeting. If elected, Mr. Galt, who will reach the Company’s mandatory retirement date (the date of the annual meeting of shareholders following the director’s 70th birthday) at the Annual Meeting of Shareholders in 2004, will serve with existing Class II directors until the Annual Meeting of Shareholders in 2004. Virginia L. Anderson, currently a Class II director, has agreed to stand for election as a Class I director at this Annual Meeting to equalize the number in each class.

Class I directors, if elected, will serve until the Annual Meeting of Shareholders in 2006. Mr. Maines, if elected, will serve with existing Class III directors until the Annual Meeting of Shareholders in 2005. If any director resigns, dies or is otherwise unable to serve, the Board may fill the vacancy until the subsequent Annual Meeting of Shareholders.

Our Board also serves as the Board of Directors of our principal subsidiary, Standard Insurance Company. Unless otherwise noted in the biographical information below, our directors serve on the same board committees of Standard Insurance Company as they do for StanCorp.

Directors in Classes

We have set forth below information, as of December 31, 2002, about each nominee and continuing director. This information includes the director’s age, positions held with us, principal occupation, business history for at least the last five years, committees of our Board on which the director serves, and other directorships held.

Name	Age	Director Since (1)	Position Held	Term Expires
Class I
Barry J. Galt	69	1988	Director	2003
Richard Geary	67	1991	Director	2003
Peter O. Kohler, MD	64	1990	Director	2003
Eric E. Parsons	54	2002	President and CEO(2)	2003
Douglas T. Maines	50	2002	Executive Vice President	2003

Class II
Virginia L. Anderson	55	1989	Director	2004
Jerome J. Meyer	64	1995	Director	2004
Ralph R. Peterson	58	1992	Director	2004
E. Kay Stepp	57	1997	Director	2004
Michael G. Thorne	62	1992	Director	2004

Class III
Frederick W. Buckman	56	1996	Director	2005
John E. Chapoton	66	1996	Director	2005
Wanda G. Henton	51	2002	Director	2005
Ronald E. Timpe	63	1993	Chairman	2005

(1)	Directors elected prior to 1999 served on the Board of Directors of Standard Insurance Company, and became directors of StanCorp Financial Group during the reorganization in 1999.
(2)	Mr. Parsons was elected Chief Executive Officer on January 1, 2003.

Nominees for Election at the Annual Meeting

The Board has proposed the following individuals for election as Class I directors: Virginia L. Anderson, Richard Geary and Peter O. Kohler, MD, all of whom are current directors, and Eric E. Parsons, who was appointed by the Board as a director effective August 5, 2002 and will now stand for election. If elected, Class I directors will serve a three-year term of office to expire at the Annual Meeting of Shareholders in 2006 and until their successors are elected and qualified. The Board has also proposed Barry J. Galt for election as a Class II director. If elected, Mr. Galt will serve a one-year term of office to expire at the Annual Meeting of Shareholders in 2004. In addition, the Board has proposed Douglas T. Maines for election as a Class III director. If elected, Mr. Maines will serve a two-year term of office to expire at the Annual Meeting of Shareholders in 2005 and until his successor is elected and qualified.

If any nominee should become unable to serve, the proxyholder will vote for the person or persons the Board recommends, if any. We have no reason to believe that any of the nominees is not available or would be unable to serve if elected.

Business History of Nominees for Election

Virginia L. Anderson—Since 1988, Ms. Anderson has been the Director of the Seattle Center, a 74-acre, 31-facility urban civic center, located in Seattle, Washington. Ms. Anderson is Chair of the Nominating and Corporate Governance Committee and serves on the Finance and Operations Committee.

Barry J. Galt—Mr. Galt is now retired. From 1983 to 1998, Mr. Galt was the Chairman and Chief Executive Officer of Seagull Energy Corporation, a diversified energy company, located in Houston, Texas. Mr. Galt is a member of the Board of Directors of Ocean Energy, Inc. (formerly Seagull Energy Corporation); Trinity Industries, Inc., a diversified corporation providing products and services to the transportation, industrial and construction industries; Friede Goldman Halter Inc., a provider of design and construction services for oceangoing vessels and offshore drilling operations; and Dynegy, Inc., an energy company engaged in power generation, natural gas liquids, and related energy delivery. Mr. Galt is the Chair of the Finance and Operations Committee and serves on the Nominating and Corporate Governance Committee.

Richard Geary—Mr. Geary is a retired Executive Vice President of Peter Kiewit Sons’, Inc., a diversified construction company based in Omaha, Nebraska. From 1985 to 1998, Mr. Geary was President of Kiewit Pacific Company, a subsidiary based in Vancouver, Washington. Mr. Geary is a member of the Board of Directors of Today’s Bank and Peter Kiewit Sons’, Inc. He serves on the Executive Committee, Audit Committee and the Finance and Operations Committee.

Peter O. Kohler, MD—Since 1988, Dr. Kohler has been President of Oregon Health & Science University, located in Portland, Oregon. He is a director of the Portland Branch of the Federal Reserve Board of San Francisco. Dr. Kohler serves on the Audit Committee and the Finance and Operations Committee.

Douglas T. Maines—Mr. Maines is the Executive Vice President of StanCorp and President of the Employee Benefits—Insurance Division of our principal subsidiary, Standard Insurance Company. Mr. Maines joined StanCorp in 1998 as Senior Vice President, Employee Benefits—Insurance. Prior to joining StanCorp, Mr. Maines has held management positions with Liberty Mutual Insurance Company, Washington National Insurance Company and Unum Life Insurance Company.

Eric E. Parsons—Mr. Parsons is the President and Chief Executive Officer of StanCorp and our principal subsidiary, Standard Insurance Company. Prior to his appointment as President and CEO, Mr. Parsons was President and Chief Operating Officer of StanCorp and Standard Insurance Company. He previously served as Chief Financial Officer and has held executive positions in finance, investments, mortgage loans and real estate since joining the Company in 1968.

Our Board of Directors recommends a vote “For” the above nominees for election as directors.

Business History of Continuing Directors

Frederick W. Buckman—Since 1999, Mr. Buckman has served as Chairman and Chief Executive Officer of Trans-Elect, Inc., an independent company engaged in the ownership and management of electric transmission systems, and as President of Frederick Buckman, Inc., a consulting firm located in Portland, Oregon. From 1994 to 1998, Mr. Buckman was President, Chief Executive Officer and Director of PacifiCorp, a holding company of diversified businesses, including an electric utility, based in Portland, Oregon. Mr. Buckman is Chairman of the Board of Celerity Energy of Portland, Oregon and Oregon Health & Science University. Mr. Buckman serves on the Executive Committee, Nominating and Corporate Governance Committee and Organization and Compensation Committee.

John E. Chapoton—In 2001, Mr. Chapoton became a partner of Brown Investment Advisory and Trust Company in Washington, D.C. From 1984 to 2001, Mr. Chapoton was the managing partner of the Washington, D.C. office of the law firm of Vinson & Elkins. Mr. Chapoton serves on the Audit Committee and Finance and Operations Committee.

Wanda G. Henton—Since 1996, Ms. Henton has been Chair and Chief Executive Officer of Lloyd Bridge Advisory Corporation, a marketing and private placement consulting firm serving investment management organizations. From 1992 to 1995, Ms. Henton served as Senior Vice President of Lazard Freres, an international investment bank. Ms. Henton is a member of the Board of Directors of Ocean Energy, Inc. Ms. Henton serves on the Finance and Operations Committee.

Jerome J. Meyer—From 1990 to 2001, Mr. Meyer was Chairman of the Board and Chief Executive Officer of Tektronix, Inc., a high technology company located in Beaverton, Oregon. Mr. Meyer serves on the Audit Committee and the Organization and Compensation Committee.

Ralph R. Peterson—Since 1991, Mr. Peterson has been Chairman, President and Chief Executive Officer of CH2M Hill Companies, Ltd., an engineering, design and consulting firm located in Denver, Colorado. Mr. Peterson is Chair of the Audit Committee and serves on the Organization and Compensation Committee.

E. Kay Stepp—Ms. Stepp is Chair of the Corporate Board of Providence Health System of Seattle, Washington. From 1994 to 2002, Ms. Stepp was principal and owner of Executive Solutions, a management consulting firm in Portland, Oregon. From 1989 to 1992, Ms. Stepp was President and Chief Operating Officer of Portland General Electric, an electric utility. Ms. Stepp is Chair of the Organization and Compensation Committee and serves on the Nominating and Corporate Governance Committee and Executive Committee.

Michael G. Thorne—Since 2002, Mr. Thorne has been Director and Chief Executive Officer of the Washington State Ferry System. From 1991 to 2001, Mr. Thorne was Executive Director of the Port of Portland, a regional governmental entity responsible for ownership and management of marine terminals, airports and business parks, located in Portland, Oregon. Mr. Thorne serves on the Audit Committee and the Finance and Operations Committee.

Ronald E. Timpe—Since 1998, Mr. Timpe has been Chairman of the Board of Directors of StanCorp and our principal subsidiary, Standard Insurance Company. From 1994 to 2002, Mr. Timpe served as President and Chief Executive Officer of Standard Insurance Company and, upon its formation in 1998, StanCorp. Mr. Timpe is the Chair of the Executive Committee of StanCorp.

CORPORATE GOVERNANCE

In 2002, our Board met eight times and committees of the Board held meetings as follows:  Audit Committee (four times), Finance and Operations Committee (four times), Nominating and Corporate Governance Committee (four times), Organization and Compensation Committee (five times). No member of the Board attended fewer than 75% of the aggregate number of Board meetings and meetings of committees of which he or she was a member. Our Board also regularly meets in executive session without the presence of the CEO or other officers of the Company. Executive sessions were held at each meeting of the Board in 2002.

Committees of the Board

Our Board has established five committees, the functions of which are discussed below.

Executive Committee—The Executive Committee did not meet in 2002. Except as otherwise provided in Oregon law, our Articles of Incorporation, Bylaws or the Charter, the Executive Committee exercises the full authority of our Board during those periods in which our full Board is not scheduled to meet. Members of the Executive Committee are Ronald Timpe, Chair, and Directors Buckman, Geary and Stepp.

Audit Committee—The Audit Committee met four times in 2002. It is the responsibility of the Audit Committee to: select the firm of independent public accountants; review the quality of the public accountants’ work; assure the independence of the public accountants; review the audit scope and plan; review and discuss with the public accountants their annual audit report and accompanying management letter and quarterly financial reviews; and oversee the adequacy of the internal control structure. The Audit Committee is empowered to retain independent accountants, legal counsel, and others, as necessary, to assist in carrying out its duties. For additional information concerning the Audit Committee’s responsibilities, see “Audit Committee Matters.” Members of the Audit Committee are Ralph Peterson, Chair, and Directors Chapoton, Geary, Kohler, Meyer and Thorne.

Finance and Operations Committee—The Finance and Operations Committee met four times in 2002. It is the responsibility of the Finance and Operations Committee to: oversee the appropriate capital structure; approve operational plans and budgets; oversee the investment policy and review and approve investment reports and significant acquisitions; make periodic recommendations regarding dividends; counsel the Board regarding acquisitions, divestitures and other business combinations; and review financial information that will be released publicly. Members of the Finance and Operations Committee are Barry Galt, Chair, and Directors Anderson, Chapoton, Geary, Henton, Kohler and Thorne.

Nominating and Corporate Governance Committee—The Nominating and Corporate Governance Committee met four times in 2002. It is the responsibility of the Nominating and Corporate Governance Committee to: review the organization and structure of the Board; review the qualifications of and recommend candidates for the Board and its committees; review the effectiveness of the Board; recommend directors’ compensation and oversee the compliance program. Members of the Nominating and Corporate Governance Committee are Virginia Anderson, Chair, and Directors Buckman, Galt and Stepp.

Organization and Compensation Committee—The Organization and Compensation Committee met five times in 2002. It is the responsibility of the Organization and Compensation Committee to: review executive compensation and recommend changes, as appropriate; develop and administer an overall compensation policy; monitor the performance of the chief executive officer; oversee CEO succession planning; oversee stock option and stock purchase plans; review organizational changes recommended by the chief executive officer and review Board compensation. Members of the Organization and Compensation Committee are E. Kay Stepp, Chair, and Directors Buckman, Meyer and Peterson.

Directors’ Compensation

Each director who is not an employee of StanCorp or Standard Insurance Company receives an annual retainer fee of $25,000 and a $1,000 meeting fee for each Board meeting and committee meeting attended. Each chair of a Board committee receives an additional annual retainer of $3,000. The retainer is paid quarterly one-half in cash and one-half in StanCorp Common Stock. Additionally, each director receives an annual option to purchase 4,000 shares of Common Stock at fair market value on the date of grant, which is on the date of our annual meeting. We reimburse directors for all travel and other expenses. Our directors receive only one retainer for serving on StanCorp’s and Standard Insurance Company’s boards and one meeting fee for joint meetings of StanCorp’s and Standard Insurance Company’s boards and committees.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership, as of December 31, 2002, of our Common Stock by each director and nominee, the CEO and certain Executive Officers (officers reporting directly to the CEO), and by directors, nominees and Executive Officers as a group. Amounts also include stock options that vested on or before March 1, 2003 and any restricted shares. Except as otherwise noted, the named individual or family members had sole voting and investment power with respect to such securities.

Name	Common Stock Beneficially Owned(1)
Virginia L. Anderson	4,482	(2)
Frederick W. Buckman	9,261	(2)
John E. Chapoton	4,261	(2)
Barry J. Galt	5,132	(2)
Richard Geary	23,119	(2)
Wanda G. Henton	112
Peter O. Kohler	4,261	(2)
Jerome J. Meyer	6,454	(2)
Ralph R. Peterson	4,184	(2)(3)
E. Kay Stepp	4,147	(2)
Michael G. Thorne	5,219	(2)
Ronald E. Timpe	293,568	(5)
Eric E. Parsons	116,637	(4)(5)
Douglas T. Maines	112,302	(4)(5)
J. Gregory Ness	53,338	(5)
Kim W. Ledbetter	62,786	(5)(6)
Executive Officers and Directors as a Group (20 Individuals)	632,280	(7)

(1)	Not included are 194,004 shares owned by Standard Insurance Company’s Defined Contribution Plan Trust for Home Office Employees and Standard Insurance Company’s Defined Contribution Plan Trust for Field Personnel. The trust is a unitized trust that matches 3% of employees’ contributions, upon election, with StanCorp Common Stock. The purchase and sale of Common Stock are determined by terms of the plan and are carried out by the administrator. Mr. Ledbetter and two other officers are co-trustees of the trust. The co-trustees have voting power over the shares owned in the trust, but do not have investment or dispositive power over the shares. The co-trustees cannot withdraw shares from the trust and, upon retirement, neither the co-trustees nor any other employee participants receive distributions in stock from the plan.
(2)	Includes options to purchase 3,000 shares of stock that are exercisable on or before March 1, 2003.
(3)	Includes 52 shares owned by Mr. Peterson’s spouse.
(4)	Includes 8,000 shares of tenure-based restricted stock each for Mr. Parsons and Mr. Maines of which, assuming continued employment, 2,000 shares will vest on February 5, 2005; 4,000 shares will vest on May 13, 2005; and the remaining 2,000 shares will vest on February 11, 2006.
(5)	Includes options exercisable on or before March 1, 2003 to purchase stock of 185,000; 56,000; 54,000; 35,375 and 39,500 shares of the total beneficial ownership for Messrs. Timpe, Parsons, Maines, Ness and Ledbetter, respectively. All Executive Officers and directors as a group held 419,604 options.
(6)	Includes 428 shares owned by Mr. Ledbetter’s son and 200 shares owned by Mr. Ledbetter’s mother’s living trust, of which Mr. Ledbetter is a trustee and beneficiary.
(7)	As a group, directors and Executive Officers beneficially own 2.14% of StanCorp’s outstanding shares of Common Stock.

After giving effect to the vesting of restricted stock that occurred on February 15, 2003, all Executive Officers as a group owned 106,508 performance-based restricted shares, including: 34,500; 23,000; 23,000; 5,750 and 5,750 for Messrs. Timpe, Parsons, Maines, Ness and Ledbetter, respectively. Vesting of these shares is described under “Long-Term Incentive Plan Awards Granted in 2002” below.

CERTAIN SHAREHOLDERS

There are no shareholders of the Company known to management to be beneficial owners of more than 5% of our Common Stock. Under Oregon law, no individual or group of individuals may own 5% or more of our voting shares for the first five years from the effective date of our reorganization on April 21, 1999, unless they first receive permission to do so from the Director of the Oregon Department of Consumer and Business Services.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

This report was prepared by the Organization and Compensation Committee of the Company’s Board of Directors (“Committee”). The Committee advises management and exercises authority with respect to compensation and benefits afforded the CEO and Executive Officers. The Committee also oversees all of the Company’s broad-based compensation and benefit programs.

Overview

The Company’s compensation program is designed to attract, retain and motivate highly talented individuals whose abilities are critical to the success of the Company. The Company’s compensation program is guided by the following fundamental principles:

•	compensation is based on the level of job responsibility, the performance of the Company and business operations for which the officer is responsible, and the performance of the individual;

•	total compensation levels are designed to be competitive with compensation paid by organizations with which the Company competes for executive talent; and

•	compensation should align the interests of officers with those of the Company’s stockholders by basing a significant part of total compensation on the long-term performance of the Company’s Common Stock.

In 2002, the Committee reviewed the compensation program to ensure it continues to serve the overall objectives of the Company. This review included a comprehensive report from an independent consulting firm, which assessed the effectiveness of the compensation program. As part of this analysis, the Committee reviewed the Company’s performance and compared it to the performance of a group of comparable companies. This annual compensation review permits an ongoing evaluation of the link between organizational performance and its compensation practices within the context of the compensation programs of comparable companies.

To establish a competitive range of base salary and short- and long-term incentive compensation, the Committee reviews competitive market data from surveys, information from comparable companies, historical Company practices and the recommendations of outside compensation specialists. The resulting decisions regarding compensation levels are based on competitive market practices, the officer’s level of responsibility, the strategic decision-making requirements of the position and organization and individual performance as measured against stated objectives. The Committee believes that the long-term focus on organizational performance brought about by the compensation principles keeps management focused on strategies that position the Company for sustained growth in earnings and return on equity.

Compensation Components

In establishing executive compensation, the various components of compensation are considered collectively in order to properly assess the appropriateness of the Company’s program relative to the attainment of its objectives. The Company’s compensation program consists of two key elements: (i) an annual component, which includes base salary and annual bonus and (ii) a long-term component, which includes stock options and restricted stock.

Annual Component

In 2002, annual compensation for officers of the Company consisted of two components—base salary and a cash payment under the Company’s Short Term Incentive Plan (“STIP”). The base salaries for Executive Officers and the CEO were determined by the Committee based on each individual’s performance and, as previously discussed, the Company’s performance and the range of compensation of Executive Officers with similar responsibilities in comparable companies.

Annual bonuses paid to officers under the STIP are a significant element of the Company’s executive compensation program. The STIP is designed to reward participants for the achievement and success of general corporate goals and to recognize and reward their individual performance in achieving such goals.

Under the STIP, each officer of the Company is assigned annual performance goals that may relate to aspects of his or her job performance, the results attained in a division, department or other business unit for which that officer is responsible and overall corporate financial results. The financial criteria used to measure results may include sales or revenue targets, business unit expense targets and specially crafted measures at the departmental and divisional levels and after-tax operating income, earnings growth and return on equity at the corporate level. Performance criteria may combine objective and subjective elements, and contain a discretionary component. No payout is possible unless certain minimum threshold goals are met.

The Committee is responsible for determinations regarding performance goals for the CEO and those officers who report directly to him. All other determinations for employees below the Executive Officer level are made by the appropriate officers and employees subject to the approval of the Committee. In 2002, each Executive Officer (other than Mr. Timpe) had a targeted annual payout of 50%, to a maximum of 75% of base salary. On May 13, 2002, the targeted annual payout for Mr. Parsons and Mr. Maines was changed to 60%, and their maximum to 90% of base salary. Mr. Timpe had a targeted annual payout of 75% to a maximum of 112.5% of base salary. STIP bonuses are paid in February of the year following the year for which performance was measured.

Long-Term Compensation

The long-term incentive component of the Company’s executive compensation program currently consists of awards under the 1999 Omnibus Stock Incentive Plan (“1999 Stock Plan”) and 2002 Stock Incentive Plan (“2002 Stock Plan”). These incentives are designed to reinforce management’s long-term focus on corporate performance and provide an incentive for key executives to remain with the Company for the long term.

Awards under the 1999 Stock Plan have been a significant element of the Company’s executive compensation program. Compensation derived from stock ownership provides a strong incentive to increase shareholder value, since the ultimate value of this compensation is determined only by an increase in the price of the Company’s Common Stock over the term of each award. To date, awards under the 1999 Stock Plan have taken the form of stock options and restricted stock awards. The 2002 Stock Plan, approved by shareholders at the Company’s 2002 Annual Meeting of Shareholders, also allows for stock options and restricted stock awards.

Stock options, a principal form of long-term incentive compensation, promote executive retention because they carry multiple year vesting periods and, if not exercised, are generally forfeited if the employee leaves the Company before retirement or vesting occurs. Stock options, granted at the fair market value on the date of grant and with terms not to exceed 10 years, are designed to keep management and professional employees oriented to long-term growth rather than short-term profits. Awards are granted subjectively at the discretion of the Organization and Compensation Committee based on a variety of factors, including a recipient’s demonstrated past and expected future performance, a recipient’s level of responsibility within the Company and his or her ability to affect shareholder value. In making awards, the Committee considers various measures of option valuation and current comparator group equity practices.

The Company made stock option awards to the CEO and the four other most highly compensated Executive Officers in 2002 as follows: 60,000; 36,000; 36,000; 12,500; 10,000 for Messrs. Timpe, Parsons, Maines, Ness and Ledbetter respectively.

The Company made performance-based restricted-stock awards in 2000 intended to cover a four-year period. The performance-based restricted stock program is intended to measure and reward management’s efforts to improve the Company’s operating return on equity (“ROE”) during the four-year time period 2000-2003. Forfeiture restrictions are incrementally released from shares as the Company attains annual ROE targets between 10.5% and 15%. Certain provisions permit adjustment to increase or decrease the number of shares released upon attainment of intermediate ROE targets during the program. Failure to meet ROE goals during the time period 2000-2003 will result in the forfeiture of shares which have not been released at the end of 2004. In 2002, Mr. Parsons and Mr. Maines each received an award of an additional 17,000 restricted shares on terms matching the terms of their remaining unvested awards under the 2000-2003 program, thereby doubling the number of shares they could receive based on the Company’s ROE performance in the last two years of the program.

In 2002, the Company also awarded 6,000 shares of tenure-based restricted stock each to Mr. Parsons and Mr. Maines. These shares will vest provided each is an employee of the Company on May 13, 2005 (for 4,000 shares each) and February 11, 2006 (for 2,000 shares each).

In 2003, the Company intends to rely on stock options and restricted stock as a primary means of long-term compensation, believing compensation in the form of stock ownership increases long-term value for the stockholders while compensating individual employees for superior performance.

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officer and certain other highly compensated executive officers. The Internal Revenue Code generally excludes from the calculation of the $1 million cap, compensation that is based on the attainment of pre-established, objective performance goals. Where practicable, it is the policy of the Committee to establish compensation practices that are both cost-efficient from a tax standpoint and effective as a compensation program. However, the Committee considers it important to be able to utilize the full range of incentive compensation, even though some compensation may not be fully deductible, and has done so in the past with respect to the chief executive officer. Non-Statutory Stock Option Compensation received under the 2002 Stock Incentive Plan is intended to qualify for exclusion from the Section 162(m) limitations.

Chief Executive Officer Compensation

The CEO’s compensation for 2002 was determined pursuant to the same philosophy and objectives described earlier in this report and includes the same elements and performance measures as provided for the Company’s other senior executives. Under the STIP, the CEO’s annual targeted payment is between 75% and 112.5% of base salary. For 2002, the Committee approved Mr. Timpe’s base salary of $660,000. In addition, the Committee approved a cash bonus relating to 2002 performance of $640,000 under the STIP and a stock option grant of 60,000 shares. Based upon a 2002 ROE of 12.7%, Mr. Timpe vested for an additional 22%, or 16,500 shares, of the restricted shares held pursuant to the 2000-2003 performance-based restricted stock program. The Board has approved the Committee’s compensation decisions. In awarding compensation, the Committee took note of Mr. Timpe’s continued and substantial contributions to the Company’s performance as measured against the Company’s goals and its peer group’s performance, in particular the total return to shareholders and progress in improving the Company’s ROE.

Summary

Subject to the oversight of the Board of Directors, the Committee is responsible for the overall review, monitoring and approval of all compensation decisions affecting the Company’s Executive Officers. The Committee actively monitors the effectiveness of the executive compensation program and, from time to time, reviews the program against the principles set forth in this report and makes modifications it believes to be appropriate.

Organization and Compensation Committee:
E. Kay Stepp, Chair	Jerome Meyer
Frederick Buckman	Ralph Peterson

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The information set forth below describes the components of total compensation of the Chief Executive Officer and the four other most highly compensated Executive Officers (collectively, the “Named Executives”) of the Company or its subsidiaries. For Bonus and LTIP Payout compensation, the Company reports amounts with respect to the year in which they are earned, even if paid in subsequent periods.

Long Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted Stock Awards ($)(2)	Stock Options (#)	LTIP Payouts ($)(3)	All Other Compensation ($)(4)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other ($)(1)
Ronald E. Timpe Chairman of the Board of Directors (5)	2002 2001 2000	660,000 625,000 560,000	640,000 650,000 485,000	20,580 19,058 20,408		60,000 60,000	788,040 633,600 510,000	21,564 19,314 23,310

Eric E. Parsons President and Chief Executive Officer (5)	2002 2001 2000	435,385 320,000 260,000	336,570 214,536 223,280	13,697 6,541 7,472	330,240 85,000	36,000 16,000	525,360 211,200 170,000	10,896 16,992 20,854

Douglas T. Maines Executive Vice President (6)	2002 2001 2000	403,590 320,000 291,667	311,786 195,000 199,209	13,780 6,480 6,864	330,240 85,000	36,000 16,000	525,360 211,200 170,000	19,242 16,560 16,412

J. Gregory Ness Senior Vice President, Investments	2002 2001 2000	245,000 230,000 197,500	154,043 123,027 92,820	3,680 3,483 3,375		12,500 12,500 1,500	131,340 105,600 85,000	7,407 10,789 525

Kim W. Ledbetter Senior Vice President, Individual Insurance and Retirement Plans	2002 2001 2000	220,000 205,000 190,000	113,487 125,767 124,488	3,716 3,388 3,559		10,000 10,000	131,340 105,600 85,000	16,797 15,455 12,613

(1)	Other compensation includes preferential earnings on deferred compensation, and dividends paid on performance-based restricted shares held by Named Executives.
(2)	Restricted stock awards represent the number of tenure-based restricted shares awarded to the Named Executive multiplied by the market value per share on the date of award. At December 31, 2002, Mr. Parsons and Mr. Maines each held 8,000 tenure-based restricted shares valued at $390,800, based on a price of $48.85 per share. The holders of this stock receive any dividends that are paid with respect to these shares.
(3)

LTIP Payouts for each year represent the value of shares that vested based on the Company’s ROE performance for the year under the terms of the Company’s 2000-2003 performance-based restricted stock program, which is described in more detail under “Long-Term Incentive Plan Awards Granted in 2002” below. In 2000, the Company’s ROE was 10.8% resulting in the vesting of 16% of the restricted shares held by each participant in the program. In 2001, the Company’s ROE was 11.4% which would have resulted in the vesting of an additional 12% of the restricted shares held by each participant to make them each 28% vested on a cumulative basis. However, the Organization and Compensation Committee exercised its discretion to vest an additional 4% of each participant’s restricted shares, so all participants were vested for 32% of their awards. In 2002, the Company’s ROE was 12.7% resulting in the vesting of an additional 22% of the restricted shares held by each participant to make them each 54% vested on a cumulative basis. Accordingly, Messrs. Timpe, Parsons, Maines, Ness and Ledbetter vested for 16,500, 5,500, 5,500, 2,750 and 2,750 shares, respectively, under the original awards of the 2000-2003 program based on 2002 ROE performance. Mr. Parsons and Mr. Maines also vested for an additional 5,500 shares each under the supplemental awards granted in 2002 and described in the table under “Long-Term Incentive Plan Awards Granted in 2002” below.
(4)	Amounts shown include matching contributions credited to the accounts of the Named Executives under Standard Insurance Company’s non-qualified deferred compensation plans and imputed income from Group Life Insurance Plan for Home Office Employees. Amounts of imputed income for 2002 for group term life contributions are: $3,564; $1,242; $1,242; $796 and $1,237 for Messrs. Timpe, Parsons, Maines, Ness and Ledbetter, respectively. Amounts contributed to the non-qualified plan in 2002 are: $18,000; $9,654; $18,000; $6,611 and $15,560, respectively.
(5)	Mr. Timpe served as Chief Executive Officer until December 31, 2002. Mr. Parsons became Chief Executive Officer on January 1, 2003. Prior to that date Mr. Parsons served as President and Chief Operating Officer. Mr. Timpe and Mr. Parsons hold their respective positions for both StanCorp and certain of its subsidiaries.
(6)	Mr. Maines is Executive Vice President of StanCorp Financial Group, and President of the Employee Benefits—Insurance Division of Standard Insurance Company.

Stock Options

2002 Option Grants

Name	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/per share)	Expiration Date
					5% ($)	10% ($)
Ronald E. Timpe	60,000	22.14	52.62	2/10/2012	1,985,546	5,031,764
Eric E. Parsons	16,000 20,000	5.90 7.38	52.62 54.50	2/10/2012 5/11/2012	529,479 685,495	1,341,804 1,737,179
Douglas T. Maines	16,000 20,000	5.90 7.38	52.62 54.50	2/10/2012 5/11/2012	529,479 685,495	1,341,804 1,737,179
J. Gregory Ness	12,500	4.61	52.62	2/10/2012	413,655	1,048,284
Kim W. Ledbetter	10,000	3.69	52.62	2/10/2012	330,924	838,627

(1)	The options vest in four equal installments on the successive anniversary of the grant date. The exercise period is 10 years.

(2)	Potential realized value at expiration is based on an assumption that the share price of Common Stock appreciates at the rate shown (compounded annually) from the date of the grant until the end of the 10-year term.

Options Exercised

2002 Option Exercises and 2002 Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Securities Underlying Unexercised Options at 12/31/02(#)		Value of Unexercised In-the-Money Options at 12/31/02 ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald E. Timpe	—	—	155,000	105,000	3,836,750	285,750
Eric E. Parsons	—	—	48,000	48,000	1,201,300	76,200
Douglas T. Maines	—	—	46,000	48,000	1,147,850	76,200
J. Gregory Ness	—	—	29,125	22,375	706,944	69,019
Kim W. Ledbetter	—	—	34,500	17,500	871,075	47,625

(1)	Potential unrealized value is (i) the value of a share of Common Stock at December 31, 2002 ($48.85) less the option exercise price times (ii) the number of shares covered by the options.

Long-Term Incentive Plan Awards Granted in 2002

	Shares Granted	Performance or Other Period Until Maturation or Payout	Minimum Future Payout (1)	Maximum Future Payout (shares)
Ronald E. Timpe	—	—	—	—
Eric E. Parsons	17,000	2002-2003	—	17,000
Douglas T. Maines	17,000	2002-2003	—	17,000
J. Gregory Ness	—	—	—	—
Kim W. Ledbetter	—	—	—	—

(1)	In 2000, the Company made initial awards under the 2000-2003 performance-based restricted stock program that were designed to reward management for improvements in the Company’s annual ROE for the four-year period. Under these awards, Company shares were issued to the participants subject to forfeiture if continued employment and Company ROE performance criteria are not met. On February 15 following the end of each award year, participants who are employed by the Company on that date (or whose employment terminated as a result of retirement, death or disability) are vested cumulatively for the percentage of the awarded shares equal to the percentage by which the Company’s ROE for the year represents achievement of the performance goal of increasing ROE from 10.5% to 15% during the award period. Accordingly, additional shares vest each year that ROE increases over the prior year up to the 15% maximum ROE target. To the extent that the Company does not achieve 15% ROE by the 2003 award period, any unvested restricted shares will be forfeited on February 16, 2004. The Company’s ROE for 2001 was 11.4% which would have resulted in the participants being 28% vested in their awards on February 15, 2002. However, the Organization and Compensation Committee exercised its discretion to vest an additional 4% of each participant’s restricted shares, so all participants were vested for 32% of their awards. At that point, Mr. Parsons and Mr. Maines each held 17,000 unvested shares under the 2000-2003 restricted stock program eligible for vesting based on achievement of ROE greater than 11.6% in 2002 and/or 2003. In 2002, Mr. Parsons and Mr. Maines each received an award of an additional 17,000 restricted shares on terms matching the terms of their remaining unvested awards under the 2000-2003 program, thereby doubling the number of shares they could receive based on the Company’s ROE performance in the last two years of the program.

Standard Retirement Program

Each of the Named Executives participates in both the Standard Insurance Company Retirement Plan for Home Office Personnel (“Retirement Plan”) and the Supplemental Retirement Plan for Senior Executives (“Supplemental Retirement Plan”).

The following table sets forth the benefits payable, assuming retirement at age 65, to participants in the Retirement Plan and the Supplemental Retirement Plan (“Retirement Plans”) at the levels of compensation and the periods of service contained therein.

Annual Retirement Plan Benefits

High 5-Year Average Remuneration	Annual Benefit at Age 65 for Years of Service (1)
	15	20	25	30	35
$150,000	$35,325	$47,100	$58,875	$70,650	$82,425
$200,000	$47,325	$63,100	$78,875	$94,650	$110,425
$250,000	$59,325	$79,100	$98,875	$118,650	$138,425
$300,000	$71,325	$95,100	$118,875	$142,650	$166,425
$350,000	$83,325	$111,100	$138,875	$166,650	$194,425
$400,000	$95,325	$127,100	$158,875	$190,650	$222,425
$450,000	$107,325	$143,100	$178,875	$214,650	$250,425
$500,000	$119,325	$159,100	$198,875	$238,650	$278,425
$550,000	$131,325	$175,100	$218,875	$262,650	$306,425
$600,000	$143,325	$191,100	$238,875	$286,650	$334,425
$650,000	$155,325	$207,100	$258,875	$310,650	$362,425
$700,000	$167,325	$223,100	$278,875	$334,650	$390,425
$750,000	$179,325	$239,100	$298,875	$358,650	$418,425
$800,000	$191,325	$255,100	$318,875	$382,650	$446,425
$850,000	$203,325	$271,100	$338,875	$406,650	$474,425
$900,000	$215,325	$287,100	$358,875	$430,650	$502,425
$950,000	$227,325	$303,100	$378,875	$454,650	$530,425
$1,000,000	$239,325	$319,100	$398,875	$478,650	$558,425
$1,050,000	$251,325	$335,100	$418,875	$502,650	$586,425
$1,100,000	$263,325	$351,100	$438,875	$526,650	$614,425
$1,150,000	$275,325	$367,100	$458,875	$550,650	$642,425

(1)	Maximum service under the plan is 35 years.

The benefits shown in the above table are payable in the form of a straight life annuity with annualized cost of living increases not to exceed a cumulative limit of 3% of the original benefit amount for each year after retirement. Benefits payable under the Retirement Plans are not subject to offset for Social Security benefits. Compensation taken into account under the Retirement Plans is the average monthly compensation paid to a participant during the consecutive 60-month period over the most recent 120-month period that produces the highest average compensation. For this purpose, compensation is the total of base salary and short-term incentive bonus in the year accrued.

As of December 31, 2002, the estimated highest 5-year average remuneration and credited years of service for each of the Named Executives under the Retirement Plans was: Mr. Timpe, $1,022,697 and 34 years; Mr. Maines, $498,521 and 4 years; Mr. Parsons, $485,796 and 12 years; Mr. Ledbetter, $286,144 and 28 years and Mr. Ness, $280,425 and 23 years. Mr. Maines became an employee in 1998 and is not yet vested in the Retirement Plans.

Certain Relationships and Related Transactions

Change of Control Agreement.    Standard Insurance Company has also entered into Change of Control Agreements with each of the Named Executives and certain other Executive Officers (each, an “executive”). The provisions of these agreements become effective if and when there is a Change of Control (as defined below) of StanCorp or Standard Insurance Company. The Change of Control Agreements will continue in effect through December 31, 2003. The agreements will be automatically renewed for successive one-year terms unless StanCorp gives notice to the executive that StanCorp will not extend the expiration date (provided that no such notice can be given during the pendency of a potential Change of Control). If a Change of Control occurs, the expiration date is automatically extended for 24 months beyond the month in which the Change of Control occurs.

Under the Change of Control Agreements, StanCorp will provide the executive with the following benefits in the event of termination by StanCorp or Standard Insurance Company within 24 months of a Change of Control other than for cause:

•	a lump-sum payment in an amount equal to three times the sum of (a) the executive’s annual base salary in effect at the time the Change of Control occurs and (b) target incentive compensation payable to the executive under any short-term incentive plan;

•	an amount equal to the target bonus payable under any cash long-term incentive plan in effect immediately prior to the Change of Control;

•	outstanding stock options, restricted stock or other stock awards shall become immediately vested, become exercisable in full and all outstanding stock options shall remain exercisable; and

•	immediate vesting of all benefits to which the executive is entitled under any of the Company’s Retirement Plans and a 30-month continuation of certain welfare plans.

The Change of Control Agreements also provide that, to the extent any payments to the executives would be subject to “golden parachute” excise taxes under Section 4999 of the Internal Revenue Code, the executives will receive “gross-up” payments in order to make them whole with respect to such taxes and any related interest and penalties.

For the purposes of the Change of Control Agreements, a “Change of Control” is defined generally to include:

•	an acquisition of 30% or more of the voting stock of StanCorp or Standard Insurance Company;

•	a change in the majority of the members of StanCorp’s or Standard Insurance Company’s Board within a 12-month period that is not supported by two-thirds of the incumbent directors;

•	approval by the shareholders of a merger or reorganization in which StanCorp’s or Standard Insurance Company’s shareholders do not own at least 51% of the voting securities of the resulting entity;

•	a sale of all or substantially all of StanCorp’s assets or those of Standard Insurance Company;

•	a tender or exchange offer which results in at least 30% of StanCorp’s voting securities or those of Standard Insurance Company being beneficially owned by the offeror; or

•	adoption by StanCorp’s or Standard Insurance Company’s Board of Directors of a resolution to the effect that a Change of Control has occurred.

Acquisition by an executive, or a group of persons including an executive, of 25% or more of the voting securities of StanCorp or Standard Insurance Company does not constitute a Change of Control under the Change of Control Agreements.

PERFORMANCE GRAPH

The following graph provides a comparison of the cumulative total shareholder return on the Company’s Common Stock, with the cumulative total return of the Standard & Poors (S&P) Life and Health Insurance Index, the S&P 500 Index and the S&P Insurance Group Index. The comparison assumes $100 was invested on April 16, 1999 in the Company’s Common Stock and in each of the foregoing indexes and assumes the reinvestment of dividends.

This graph covers the period of time beginning April 16, 1999, when our shares were first traded on the New York Stock Exchange, through December 31, 2002.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board has appointed Deloitte & Touche as independent auditors for the year 2003. Although not required, our Board has determined that it is desirable to request ratification of this appointment by our shareholders. If ratification is not obtained, the Audit Committee will reconsider the appointment.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended 2002 and for the reviews of the financial statements included in the Company’s 2002 Quarterly Reports on Form 10-Q for that fiscal year were $619,000.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Deloitte & Touche for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended 2002.

All Other Fees

The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under “Audit Fees” for the fiscal year ended 2002 were $230,000, including audit related services ($113,000), provision of services related to the company’s secured debt offering ($60,000) and fees for tax advice ($57,000).

The Audit Committee believes that the provision of the above services does not compromise the independence of Deloitte & Touche.

We have been advised that representatives of Deloitte & Touche will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate questions.

Our Board of Directors unanimously recommends a vote “For” this proposal.

AUDIT COMMITTEE MATTERS

The Audit Committee operates pursuant to a Charter approved by the Company’s Board. The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department and management of the Company. All members of the Audit Committee are independent, as such term is defined in the listing requirements of the New York Stock Exchange.

Report of the Audit Committee.    The Audit Committee reports as follows with respect to the Company’s audited financial statements for the year ended December 31, 2002:

•	the Audit Committee has completed its review and discussion of the Company’s audited financial statements with management;

•	the Audit Committee has discussed with the independent auditors, Deloitte & Touche, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Company’s financial statements;

•	the Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor’s professional judgment, reasonably may be thought to bear on the auditor’s independence. The independent auditor is prohibited by policy from providing non-audit related consulting services without prior approval of the Committee, other than tax consulting costing less than $100,000 per year. No non-audit related consulting services, other than tax consulting costing less than $100,000, were provided by the independent auditor in 2002. The Audit Committee has reviewed the letter from the independent auditors confirming that, in its professional judgment, it is independent from the Company, and has discussed with the auditors the auditor’s independence from the Company; and

•	the Audit Committee has, based on its review and discussions with management of the Company’s 2002 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K.

Audit Committee:
Ralph R. Peterson, Chair	Peter O. Kohler
John E. Chapoton	Jerome J. Meyer
Richard Geary	Mike Thorne

OTHER MATTERS

Our Board knows of no other matters to be brought before the Annual Meeting. If other matters are presented, the persons named as proxies will vote on such matters as recommended by management.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, CEO and Executive Officers to file reports of holdings and transactions in our Common Stock with the Securities and Exchange Commission. Based on our records and other information, we believe that filing requirements applicable to our directors, CEO and Executive Officers with respect to 2002 have been met, except that Mr. Timpe and Mr. Ledbetter each filed one late report each with respect to one transaction.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Shareholders who wish to submit names to the Nominating and Corporate Governance Committee for consideration for election to the Board should do so in writing between February 19, 2004 and March 15, 2004, addressed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, StanCorp Financial Group, Inc., P. O. Box 711, Portland, OR 97207. The notice should set forth as to each nominee whom the shareholder proposes to nominate for election or re-election as director the following:

•	the name, age, business and residence addresses of the nominee;

•	the principal occupation or employment of the nominee;

•	the number of shares of Common Stock beneficially owned by the nominee; and

•	any other information concerning the nominee that would be required to appear in a proxy statement for the election of such nominee under the rules of the Securities and Exchange Commission.

The nominating shareholder giving notice must also provide his or her name and record address and the number of shares of Common Stock owned by the shareholder.

Under our Bylaws, shareholders who wish to present proposals for action at an annual meeting must give timely notice of the proposed business to our Corporate Secretary. To be timely, a shareholder’s notice must be in writing, delivered to or mailed and received at our principal office in Portland, Oregon not less than 50 days nor more than 75 days prior to that year’s annual meeting. However, if we have not provided shareholders notice of, or otherwise publicly disclosed, the date of the annual meeting within 65 days of the meeting date, notice must be received not later than the close of business on the 15th day following the date on which such notice was mailed or public disclosure was made. Our 2004 annual meeting is scheduled to be held on May 3, 2004. Therefore, a notice, to be timely, must be received by us between February 19, 2004 and March 15, 2004. If received after that date, the proposal, when and if raised at the 2004 annual meeting, will be subject to the discretionary vote of the proxyholder as described earlier in this material.

Please note that these rules govern raising proposals at the annual meeting. In order for a shareholder’s proposal to be considered for inclusion in our 2004 proxy statement, under SEC rules, we must receive the proposal by November 27, 2003. Shareholders should mail their proposal to our Corporate Secretary, P. O. Box 711, Portland, OR 97207.

In order to make a proposal, the shareholder must also provide us with a brief description of the matter to be brought before the meeting and the reasons for the proposal. The shareholder must also provide us with his or her name and address of record, the number of shares of Common Stock that the shareholder owns, and any interest that the shareholder may have in the proposal.

Michael T. Winslow

Vice President, General Counsel

and Corporate Secretary

March 28, 2003

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STANCORP FINANCIAL GROUP, INC.

          The undersigned hereby appoints Eric E. Parsons, Cindy J. McPike and Michael T. Winslow as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of StanCorp Financial Group, Inc. held in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 5, 2003 or any adjournment thereof. If this proxy is returned signed but without a clear voting designation, the proxies will vote in accordance with the Board’s recommendations. If other matters come properly before the meeting, the proxies will vote in accordance with management’s recommendations.

(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

* FOLD AND DETACH HERE *

You can now access your StanCorp Financial Group account online.

Access your StanCorp Financial Group, Inc. shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, agent for StanCorp Financial Group, Inc., now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	Establish/change your PIN
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
•	View payment history for dividends

Visit us on the Web at http://www.melloninvestor.com
and follow the instructions shown on this page

Step 1: FIRST TIME USERS – Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology

• SSN or Investor ID
• PIN
• Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

• SSN or Investor ID
• PIN
• Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

• Certificate History
• Issue Certificate
• Address Change
• Duplicate 1099
• Book-Entry Information
• Payment History

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

This proxy, when properly executed, will be voted in the manner directed on this proxy card. In the absence of specific instructions, proxies will be voted FOR Items 1 and 2 and in the discretion of the proxyholders as to any other matter that may properly come before the Annual Meeting of Shareholders.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

The Board of Directors recommends a vote FOR Items 1 and 2.

Item 1. ELECTION OF DIRECTORS		FOR all nominees listed to the left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the left	Item 2.	TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS	FOR	AGAINST	ABSTAIN
						☐	☐	☐
Class I Nominees:	Class II Nominee:
01 Virginia L. Anderson	05 Barry J. Galt
02 Richard Geary
03 Peter O. Kohler, MD	Class III Nominee:	☐	☐
04 Eric E. Parsons	06 Douglas T. Maines

(Instruction: To withhold authority to vote for any nominee, write that nominee’s name on the line below.)

 By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and ther materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

☐

Signature	_________________________________	Signature	____________________________	Date	____________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

* FOLD AND DETACH HERE *

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11 pm Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	OR	Telephone	OR	Mail
http://www.eproxy.com/sfg		1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and proxy statement
on the Internet at www.stancorpfinancial.com/reports

March 28, 2003

Dear Shareholder:

Thank you for consenting to receive our 2002 Annual Report to Shareholders and proxy statement electronically via the Internet. You may view this material by simply logging onto www.stancorpfinancial.com/reports.

Your vote is important to us.  You may vote your shares via the Internet, by telephone or by completing the enclosed proxy card and returning it in the envelope provided.

Should you desire to revoke your consent to receive our material electronically, you may do so by contacting our transfer agent, Mellon Investor Services at www.melloninvestor.com or 1-800-303-3963.

Once again, we value you as a shareholder and sincerely appreciate your vote.

Sincerely,

Michael T. Winslow
Vice President, General Counsel and Corporate Secretary